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EXHIBIT 3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

THIS WARRANT IS NOT TRANSFERABLE AND WILL BE VOID AND OF NO VALUE
UNLESS EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

CALAIS RESOURCES INC.

(a British Columbia company)

Warrant For The Purchase of 1,100,000 Common Shares

(One Million One Hundred Thousand Common Shares)

THIS IS TO CERTIFY THAT, for value received,

RESOURCE CAPITAL FUND III L.P.
1400 16th St., Suite 200
Denver, CO 80202

(the "Holder") is entitled to subscribe for and purchase 1,100,000 fully paid and non-assessable common shares (the "Warrant Shares") of Calais Resources Inc. (the "Company") at a purchase price per Share of US $0.30 (the "Exercise Price") if exercised at any time up to 4:30 P.M. (Vancouver time) on March 31, 2010 the "Date of Expiry") subject, however, to the provisions and upon the terms and conditions hereinafter set forth.

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Share), by surrender of this Warrant at the office of the Company's Transfer Agent, Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8, during its normal business hours, together with the subscription form attached as Exhibit "A" hereto completed and signed by the Holder and a certified cheque payable to or to the order of the Company in payment of the applicable exercise price for the number of Warrant Shares subscribed. Upon the exercise of the rights represented by this Warrant and payment of the Exercise Price in accordance with the terms hereof, the Warrant Shares for which the Holder has subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such shares on the date of such exercise and payment.

In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten days after the rights represented by this Warrant have been duly exercised and, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that the Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of common shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT

        1.     In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided Warrant Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the applicable Exercise Price shall be proportionately increased and the number of consolidated Warrant Shares entitled to be purchased hereunder shall be proportionately decreased.

        If any capital reorganization or reclassification of the capital stock of the Company, or the merger, amalgamation or arrangement of the Company with another corporation, or the sale of all or substantially all of the assets of the Company to another corporation shall be effected, then as a condition of such reorganization, reclassification, merger, amalgamation, sale or arrangement, adequate provision shall be made whereby the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares equal to the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, merger, amalgamation, sale or arrangement not taken place. The Company shall not effect any merger, amalgamation, sale or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation, sale or arrangement assumes by written instrument executed and mailed or delivered to the holder of this Warrant the obligation to deliver to such holder such shares of stock or securities in accordance with the foregoing provisions as such holder may be entitled to purchase.

        2.     In case at any time:

    (a)
    the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

    (b)
    the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

    (c)
    there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Company, or merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of its assets to, another corporation; or

    (d)
    there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the holder of this Warrant, at least twenty day's prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, dissolution, liquidation or winding-up and in the case of any such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause, shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be. Each such written notice shall be given by first class mail, registered postage prepaid,

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addressed to the holder of this Warrant at the address of such holder, as shown on the books of the Company.

        3.     As used herein, the term "Common Shares" shall mean and include the Company's presently authorized Common Shares and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

        4.     This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights.

        5.     This Warrant and all rights hereunder are not transferable.

        6.     Unless acquired after the dates indicated below, any Warrant Shares acquired pursuant to this Warrant will be subject to a hold period under applicable securities laws and shall bear the following:

    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

        7.     This Warrant is exchangeable upon its surrender by the Holder at the Company's office located at Cross/Caribou Mine Complex, Caribou Road, Nederland Colorado (Attn: Thomas S. Hendricks), or another office located within the state of Colorado if the same is established and written notice given to Holder for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Warrant Shares as shall be designated by the Holder at the time of such surrender.

        8.     Time is of the essence hereof.

        9.     This Warrant shall be governed by and construed in accordance with the laws of the Province of British Columbia.

CALAIS RESOURCES INC., intending to be contractually bound, has caused this Warrant to be signed by its duly authorized officer under its corporate seal, and this Warrant to be dated and delivered March 31, 2005.

CALAIS RESOURCES INC.
c/s
By:	/s/ THOMAS S. HENDRICKS Thomas S. Hendricks, President

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Exhibit "A"
to the Share Purchase Warrant Certificate of
Calais Resources Inc.

SHARE PURCHASE WARRANT
SUBSCRIPTION FORM

TO:	CALAIS RESOURCES INC.
AND TO:	Pacific Corporate Trust Company 10th Floor 625 Howe Street Vancouver, British Columbia V6C 3B8
RE:	Share Purchase Warrant dated March 31, 2005 representing warrants to purchase 1,100,000 Common shares in the capital of Calais Resources Inc. (the "Company")

        The undersigned (hereinafter referred to as the "Subscriber") hereby gives notice under the attached Warrant Certificate of the exercise of the share purchase warrants thereby and hereby subscribes for and purchases, as principal for its own account not for the benefit of any other person, such number of Warrant Shares (as defined in the attached Warrant Certificate) for such aggregate Subscription Amount as set out below and encloses a certified cheque in the amount of Subscription Amount set out below payable to the Company, representing payment in full for the Warrant Shares to be acquired. The terms and conditions of the attached Warrant Certificate are incorporated herein by reference.

The Subscriber hereby acknowledges, and by the execution below represents and warrants to the Company, that:

  1.
  The Subscriber is resident in the state, province or jurisdiction set forth below and the Warrant Shares are being acquired by the Subscriber for the Subscriber's own account and not on behalf of any other person or entity.

  2.
  If the Subscriber is a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Subscriber is a "Qualified Institutional Buyer" (a "QIB") as defined in Rule 144A under the United States Securities Act of 1933, as amended (the "1933 Act"), or an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. By reason of the Subscriber's business or financial experience, such Subscriber has the capacity to protect its own interest in connection with this subscription.

  3.
  If the Subscriber is not a "U.S. person" as defined in Regulation S under the 1933 Act, the Subscriber is not acquiring the Shares for the account or benefit of any U.S. person and no offer to purchase the Warrant Shares was made to the undersigned while the undersigned was in the United States.

  4.
  The Subscriber has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and has had an opportunity to review the Company's facilities. The Subscriber understands that such discussions, as well as any other written information delivered by the Company to the Subscriber, were intended to describe the aspects of the Company's business which it believes to be material. The Subscriber's decision to tender this subscription and purchase the Warrant Shares has not been made as a result of any oral or written representation as to fact or otherwise made by or on behalf of the Company except as set out in the past filing statements, annual reports, annual and interim financial statements, material change reports, press releases, reports and all other documents filed by the Company pursuant to the United States Securities Exchange Act of 1934 (the "1934 Act") and Securities Act (British Columbia).

  5.
  The Subscriber acknowledges that an investment in the Company constitutes a high degree of risk, and there can be no assurance that any portion of the Subscriber's investment will be returned to the Subscriber at any time. By executing this Subscription Agreement, the Subscriber acknowledges that the Subscriber understand the risks involved and are willing and able to withstand the possible complete loss of the Subscriber's investment. The Subscriber's present financial condition is such that it is unlikely that it would be necessary for the Subscriber to dispose of any portion of the Warrant Shares in the foreseeable future.

  6.
  The Subscriber understands that the future conduct of the Company's business is dependent upon a number of factors and there is no assurance that the Company will be able to conduct its operations as contemplated in other information given to the Subscriber.

  7.
  No person has made any written or oral representations to the Subscriber: (i) that any person shall resell or repurchase the Warrant Shares, (ii) that any person shall refund the Subscription Amount, (iii) as to the future price or value of the Warrant Shares, or (iv) that the Warrant Shares shall be listed and posted for trading on a stock exchange or that application has been made to list and post the Warrant Shares for trading on a stock exchange.

  8.
  The Subscriber is not acquiring the Warrant Shares as a result of, and to the best of the Subscriber's knowledge the offer and sale of the Warrant Shares is not being accompanied by, an advertisement in any medium, including, but not limited to, printed public media, radio, television or telecommunications, including electronic display and no selling or promotional expenses have been paid or incurred in connection with the offer and sale.

  9.
  As the exercise of the Warrant and the issuance of the Warrant Shares to the Subscriber is being completed pursuant to exemptions from the requirements to provide the Subscriber with a prospectus and to sell the securities subscribed for herein through a person registered to sell securities under applicable securities legislation: (a) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, shall not be available to the Subscriber and the Subscriber may not receive information that the Subscriber would be entitled to under applicable securities legislation if no prospectus exemption was available; (b) the Company is relieved of certain obligations which would otherwise apply under applicable securities legislation; (c) various filings may be completed and disclosures made by the Company to the securities regulatory authorities and/or stock exchanges or quotations systems having jurisdiction over the securities of the Company; (d) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Warrant Shares; and (e) there is no government or other insurance covering the Warrant Shares.

  10.
  The Subscriber understands and acknowledges that the Warrant Shares have not been, and will not be, registered under the 1933 Act, or under the state securities "blue sky" laws of any state in the United States, by reason of a specific exemption from the registration provisions of the 1933 Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Subscriber's representations as expressed herein. The Subscriber understands that the Warrant Shares are "restricted shares" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Subscriber must hold the Warrant Shares indefinitely unless they are registered with the Securities Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including, but not limited to, the time and manner of sale, the holding period for the Warrant Shares, and on requirements relating to the Company which are outside of the Subscriber's control, and which the Company is under no obligation and may not be able to satisfy. If the Subscriber is not a "U.S. person" as defined in Regulation S under the 1933 Act, Subscriber agrees to resell the Warrant Shares only in accordance with the provisions of Rule 903(b)(3) of Regulation S under the 1933 Act, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration; and the undersigned agrees not to engage in hedging transactions with regard to the Warrant Shares unless in compliance with the 1933 Act.

  11.
  The Warrant Shares are further subject to, and the Subscriber shall comply with, restrictions on the re-sale of such Warrant Shares in accordance with applicable British Columbia securities legislation and that, in particular, the Warrant Shares are subject to a hold period in British Columbia (the "British Columbia Hold Period"); it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling any Warrant Shares.

  12.
  The Subscriber consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the Warrant Shares and any certificates issued in replacement or exchange therefor and acknowledges that the Company will cause its stock transfer records to note such restrictions.

  13.
  The representations and warranties herein of the Subscriber shall be relied upon by the Company in determining, among other things, whether this subscription and the issuance of the Warrant Shares is in compliance with applicable securities laws.

  14.
  The Subscriber is responsible for obtaining his, her or its own legal, tax and accounting advice with respect to this subscription and the transactions contemplated by it and, in particular, the Subscriber has been advised to consult his, her or its own legal advisers in connection with any applicable statutory hold periods or re-sale restrictions and the Subscriber (or such others on behalf of whom it is contracting hereunder) is solely responsible for compliance with applicable hold periods or re-sale restrictions.

        The Subscriber acknowledges that unless designated to be picked-up by the Subscriber, all certificates representing the Warrant Shares so exercised shall be delivered by courier or registered mail at the Warrant of the Company in accordance with the registration and delivery instructions set forth below.

To be Completed by Subscriber:

Number of Warrant Shares:
Name of Warrantholder (please print)	(to be completed by Warrantholder)
Subscription Amount: $ (to be completed by Warrantholder)
Date:
Signature

REGISTRATION INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Certificates for the Warrant Shares are to be issued as follows: Name Address Address	TO BE COMPLETED ONLY IF THE CERTIFICATES FOR THE WARRANT SHARES ARE TO BE SENT TO AN ADDRESS OTHER THAN THAT APPEARING IN THE REGISTRATION INSTRUCTIONS. Name Address
( ) Telephone Number	☐ Hold certificates for pick-up at the offices of the Company.

Deliver this subscription form together with the original Warrant attached hereto to office of the Company's Transfer Agent, Pacific Corporate Trust Company, 10th Floor, 625 Howe Street, Vancouver, British Columbia V6C 3B8, during its normal business hours, and a certified cheque payable to or to the order of the Company in payment of the applicable exercise price for the number of Warrant Shares subscribed.

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  EXHIBIT 3